UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

PROVENTION BIO, INC.

Commission File Number: 001-38552

Delaware	81-5245912
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

55 Broad Street, 2nd Floor Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

(908) 336-0360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Sales Agreement

On February 26, 2021, Provention Bio, Inc. (the “Company”, “we” or “our”) entered into a sales agreement (the “Sales Agreement”) with SVB Leerink LLC (“SVB Leerink”) and Cantor Fitzgerald & Co. (“Cantor”) under which the Company may offer and sell its common stock having aggregate sales proceeds of up to $150.0 million from time to time through SVB Leerink and Cantor as its sales agents. Sales of the Company’s common stock through SVB Leerink and Cantor, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the Nasdaq Global Select Market or any other existing trading market for the Company’s common stock. SVB Leerink and Cantor will use commercially reasonable efforts to sell the Company’s common stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay SVB Leerink and Cantor a commission of 3.0% of the gross sales proceeds of any common stock sold through SVB Leerink and Cantor under the Sales Agreement. The Company has also provided SVB Leerink and Cantor with customary indemnification rights.

The Company is not obligated to make any sales of common stock under the Sales Agreement. The offering of shares of the Company’s common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into the Registration Statement (as defined below).

The common stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3ASR and an accompanying prospectus (Registration Statement No. 333-252045) (the “Registration Statement”) and a prospectus supplemented dated February 26, 2021, to be filed with the Securities and Exchange Commission.

A copy of the opinion of Ropes & Gray LLP regarding the shares to be sold under the Sales Agreement is attached as Exhibit 5.1 hereto.

The Sales Agreement, dated as of August 2, 2019 (the “2019 Sales Agreement”), by and among the Company, SVB Leerink and Cantor, was terminated effective on February 26, 2021. Pursuant to the terms of the 2019 Sales Agreement, the Company could offer and sell its common stock having aggregate sales proceeds of up to $50.0 million from time to time through SVB Leerink and Cantor as its sales agents. Since August 2, 2019, the Company sold 725,495 shares of common stock pursuant to the 2019 Sales Agreement for aggregate net proceeds of approximately $9.9 million, net of $0.3 million in sales commissions.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

1.1	Sales Agreement, dated as of February 26, 2021, by and among Provention Bio, Inc., SVB Leerink LLC and Cantor Fitzgerald & Co.
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 26, 2021	Provention Bio, Inc.

		By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer